AMENDMENT TO THE
ADVISORS SERIES TRUST
CUSTODY AGREEMENT

THIS AMENDMENT dated as of the 10th day of December, 2009, to the Custody Agreement, dated as of June 6, 2006, as amended (the “Agreement”), is entered into by and between Advisors Series Trust, a Delaware statutory trust (the “Trust”) and U.S. Bank National Association, a national banking association (the “Custodian”).

RECITALS

WHEREAS, the parties have entered into a Custody Agreement; and

WHEREAS, the parties desire to amend the series of the Trust to add a fund; and

WHEREAS, Article XV, Section 15.2 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the exhibits and add the following series of Advisors Series Trust:

Exhibit U, the fund and fees of Poplar Forest Partners Fund, is hereby added and attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

ADVISORS SERIES TRUST	U.S. BANK, N.A.

By: /s/ Douglas G. Hess	By: /s/ Michael R. McVoy

Name: Douglas G. Hess	Name: Michael R. McVoy

Title: President	Title: Vice President

Exhibit U
to the
Separate Series of Advisors Series Trust Custody Agreement

Name of Series	Date Added
Poplar Forest Partners Fund	on or after December 31, 2009

Multiple Series Trust DOMESTIC CUSTODY SERVICES FEE SCHEDULE at December, 2009

Annual Fee Based Upon Market Value Per Fund*
[___] basis point on average daily market value
Minimum annual fee per fund - $4,800
Plus portfolio transaction fees

Portfolio Transaction Fees
$[___] per book entry DTC transaction/Federal Reserve transaction/U.S. Bank repo agreement transaction
$[___] per principal paydown
$[___] per short sale
$[___] per option/future contract written, exercised or expired
$[___] per mutual fund trade/Fed wire/margin variation Fed wire
$[___] per physical transaction
$[___] per segregated account per year

▪ A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.
▪ No charge for the initial conversion free receipt.
▪ Overdrafts – charged to the account at prime interest rate plus 2.

Out-Of-Pocket Expenses
Including but not limited to expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, and extraordinary expenses based upon complexity.

Fees are billed monthly.
*Subject to annual CPI increase, Milwaukee MSA.

Advisor’s Signature below acknowledges approval of the domestic and global fee schedules on this Exhibit U.

Poplar Forest Capital LLC

By:   /s/ J. Dale Harvey

Printed Name:   J. Dale Harvey

Title:   CEO                        Date:  12/16/09

Exhibit U (continued) to the Separate Series of Advisors Series Trust Custody Agreement

GLOBAL SUB-CUSTODIAL SERVICES ANNUAL FEE SCHEDULE at December, 2009
Country	Instrument	Safekeeping (BPS)	Transaction Fee	Country	Instrument	Safekeeping (BPS)	Transaction Fee
Argentina	All	[___]	$[___]	Latvia	Bonds	[___]	$[___]
Australia	All	[___]	$[___]	Lebanon	All	[___]	$[___]
Austria	All	[___]	$[___]	Lithuania	All	[___]	$[___]
Bahrain	All	[___]	$[___]	Luxembourg	All	[___]	$[___]
Bangladesh	All	[___]	$[___]	Malaysia	All	[___]	$[___]
Belgium	All	[___]	$[___]	Mali*	All	[___]	$[___]
Benin*	All	[___]	$[___]	Malta	All	[___]	$[___]
Bermuda	All	[___]	$[___]	Mauritius	All	[___]	$[___]
Botswana	All	[___]	$[___]	Mexico	All	[___]	$[___]
Brazil	All	[___]	$[___]	Morocco	All	[___]	$[___]
Bulgaria	All	[___]	$[___]	Namibia	All	[___]	$[___]
Burkina Faso*	All	[___]	$[___]	Netherlands	All	[___]	$[___]
Canada	All	[___]	$[___]	New Zealand	All	[___]	$[___]
Cayman Islands*	All	[___]	$[___]	Niger*	All	[___]	$[___]
Channel Islands*	All	[___]	$[___]	Nigeria	All	[___]	$[___]
Chile	All	[___]	$[___]	Norway	All	[___]	$[___]
China“A” Shares	All	[___]	$[___]	Oman	All	[___]	$[___]
China“B” Shares	All	[___]	$[___]	Pakistan	All	[___]	$[___]
Columbia	All	[___]	$[___]	Peru	All	[___]	$[___]
Costa Rica	All	[___]	$[___]	Philippines	All	[___]	$[___]
Croatia	All	[___]	$[___]	Poland	All	[___]	$[___]
Cyprus*	All	[___]	$[___]	Portugal	All	[___]	$[___]
Czech Republic	All	[___]	$[___]	Qatar	All	[___]	$[___]
Denmark	All	[___]	$[___]	Romania	All	[___]	$[___]
Ecuador	All	[___]	$[___]	Russia	Equities/Bonds	[___]	$[___]
Egypt	All	[___]	$[___]	Russia	MINFIN	[___]	$[___]
Estonia	All	[___]	$[___]	Senegal*	All	[___]	$[___]
Euromarkets(3)	All	[___]	$[___]	Singapore	All	[___]	$[___]
Finland	All	[___]	$[___]	Slovak Republic	All	[___]	$[___]
France	All	[___]	$[___]	Slovenia	All	[___]	$[___]
Germany	All	[___]	$[___]	South Africa	All	[___]	$[___]
Ghana	All	[___]	$[___]	South Korea	All	[___]	$[___]
Greece	All	[___]	$[___]	Spain	All	[___]	$[___]
Guinea Bissau*	All	[___]	$[___]	Sri Lanka	All	[___]	$[___]
Hong Kong	All	[___]	$[___]	Swaziland	All	[___]	$[___]
Hungary	All	[___]	$[___]	Sweden	All	[___]	$[___]
Iceland	All	[___]	$[___]	Switzerland	All	[___]	$[___]
India	All	[___]	$[___]	Taiwan	All	[___]	$[___]
Indonesia	All	[___]	$[___]	Thailand	All	[___]	$[___]
Ireland	Equities	[___]	$[___]	Togo*	All	[___]	$[___]
Ireland	Gov’t Bonds	[___]	$[___]	Trinidad & Tobago*	All	[___]	$[___]
Israel	All	[___]	$[___]	Tunisia	All	[___]	$[___]
Italy	All	[___]	$[___]	Turkey	All	[___]	$[___]
Ivory Coast	All	[___]	$[___]	UAE	All	[___]	$[___]
Jamaica*	All	[___]	$[___]	United Kingdom	All	[___]	$[___]
Japan	All	[___]	$[___]	Ukraine	All	[___]	$[___]
Jordan	All	[___]	$[___]	Uruguay	All	[___]	$[___]
Kazakhstan	All	[___]	$[___]	Venezuela	All	[___]	$[___]
Kenya	All	[___]	$[___]	Vietnam*	All	[___]	$[___]
Latvia	Equities	[___]	$[___]	Zambia	All	[___]	$[___]
* Additional customer documentation and indemnification will be required prior to establishing accounts in these markets.
Base Fee - A monthly base charge of $[___] per account (fund) will apply.
▪	Fee is expressed in basis points per annum where one basis point equals one hundredth of one percent ([___]%) and is calculated based upon month-end market value, unless stated otherwise.
▪	A transaction is defined as a receipt or delivery versus payment, a free receive or deliver, maturities, or security transaction related to corporate events.
▪
Euroclear – Eurobonds only.  Eurobonds are held in Euroclear at a standard rate, but other types of securities (including but not limited to equities, domestic market debt and mutual funds) will be subject to a surcharge.  In addition, certain transactions that are delivered within Euroclear or from a Euroclear account to a third party depository or settlement system, will be subject to a surcharge (surcharge schedule available upon request).

Exhibit U (continued) to the Separate Series of Advisors Series Trust Custody Agreement

−	For all other markets specified above, surcharges may apply if a security is held outside of the local market.

Straight Through Processing – fees waived.

For non-US resident clients investing in the U.S. market: Fees for US custody are provided on the basis that if assets are held in an omnibus account for multiple underlying clients, the Client will take the necessary action to attain Qualified Intermediary (QI) status for US IRS withholding tax purposes.  Should the Client fail to take the necessary action, the fee quoted would be subject to review, and all costs incurred by The Bank of New York in fulfilling its obligations under the US regulations would be passed to the Client.  Please refer to the separate Non-Resident Alien (NRA) fee schedule.

Note: For the clients who are the sole beneficial owner of the assets held in their account with The Bank of New York and the client has provided a “W8Ben” form per account stating their ownership of the assets, the above will not apply.

Cash Transactions:
▪	Currency Trade - $[___] per transaction
▪	3rd Party Foreign Exchange – a Foreign Exchange transaction undertaken through a third party will be charged $[___].

Standard Non-U.S. Proxy Services Fees:
▪	Notification $[___]
▪	Vote $[___]
▪	Relationship Set Up Fee $[___]

Tax Reclamation Services: May be subject to additional charges depending upon the service level agreed.  Tax reclaims that have been outstanding for more than 6 (six) months with the client will be charged $[___] per claim.

Communication Fees:
▪	SWIFT Reporting and Message Fees – The following fees will apply in respect of client requested SWIFT reports and messages:
−	Cash Reporting
•	MT900 – Cash Debit Advice$[___] each
•	MT910 – Cash Credit Advice$[___] each
•	MT940 – Detail Cash Statement$[___] per message
•	MT950 – Cash Statement$[___] per message
−	Securities Position Reporting
•	MT535 – Statement of Holdings$[___] per message
       (One MT535 will be issued per account per month free of charge)
•	MT536 – Statement of Transactions$[___] per message
•	MT537 – Statement of Pendings$[___] per message
−	Confirmations
•	MT544 – Receive Free Confirm$[___] per message
•	MT545 – Receive Against Payment Confirm$[___] per message
•	MT546 – Deliver Free Confirm$[___] per message
•	MT547 – Deliver Against Payment Confirm$[___] per message
−	Facsimile Reporting Fees
•	Corporate Actions Notifications$[___] per notification
•	Cash and Securities Reports$[___] per page

Out of Pocket Expenses
▪
Charges incurred by The Bank of New York for local taxes, stamp duties or other local duties and assessments, stock exchange fees, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.

▪
A surcharge may be added to certain out-of-pocket expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses.  Also, certain expenses are charged at a predetermined flat rate.